Exhibit 99.1


Geron and Hong Kong's Biotechnology Research Corporation Form Strategic Alliance for Telomerase Activation Therapies

    MENLO PARK, Calif. & HONG KONG--(BUSINESS WIRE)--March 2, 2005--Geron Corporation (Nasdaq:GERN) and the Biotechnology Research Corporation (BRC) of Hong Kong announced today the formation of a new company, TA Therapeutics Limited (TAT), in Hong Kong. The company will conduct research and commercially develop products that utilize telomerase activator drugs to restore the regenerative and functional capacity of cells in various organ systems that have been impacted by senescence, injury or chronic disease. Geron and collaborating scientists have generated evidence that telomerase activation can restore function in certain aged or diseased tissues.
    TAT will be owned 50% by Geron and 50% by BRC, a company established by the Hong Kong University of Science and Technology (HKUST), Geron's research partner. Geron is contributing scientific leadership, development expertise, intellectual property and capital to the new company. BRC is also providing scientific leadership, a research team, capital and laboratory facilities.
    "We are very pleased to announce this important strategic event," said David L. Greenwood, Geron's executive vice president. "We first initiated a scientific collaboration on telomerase activation with the Biotechnology Research Institute of HKUST in 2000. It was productive. Our teams have discovered two small molecule compounds that activate telomerase in human in vitro models of chronic and infectious diseases, including AIDS. The potential therapeutic opportunities are numerous and large. We, and our partner, agreed to create and capitalize a new company to aggressively pursue further research with the intent of developing the compounds into commercial products."
    "Our collaborative research with Geron was an important success," said Professor Roland Chin, Vice-President for Research and Development of HKUST. "The drug discovery efforts have produced two compounds that demonstrate telomerase activation broadly. We view this arrangement with Geron to be an extraordinary opportunity to launch an important biopharmaceutical company in Hong Kong that will immediately begin preclinical development of a new therapeutic paradigm with potential medical utility in multiple major chronic diseases. This is a remarkable opportunity and we are very pleased to form this venture."
    Calvin B. Harley, Geron's chief scientific officer, noted that, "Geron has been conducting research in telomere and telomerase biology for years. Using telomerase gene transfer as a model, we have demonstrated the biological utility of telomerase activation in over 20 different human cell types that could impact a broad array of infectious and chronic degenerative conditions. With the discovery of two small molecule telomerase activators, our objective now is to put a substantial team to work testing these compounds in various models of disease and organ dysfunction."

    About HKUST and BRC

    Officially opened in 1991, HKUST is a research university dedicated to the advancement of knowledge, and to the economic and social development of Hong Kong and the region through teaching, research, and service. It was named the number 42 university in a ranking of the world's top 200 universities by The Times, UK, in 2004. It has gained international recognition for its groundbreaking research achievements in nanotechnology, biotechnology, and for its leadership in business education.
    The Biotechnology Research Corporation (BRC) is wholly owned by HKUST and is established with a contribution of HK$175 million by The Hong Kong Jockey Club to develop potential drug candidates from the laboratory into commercially viable drugs.

    Website: www.ust.hk

    About Geron Corporation

    Geron is a biopharmaceutical company focused on developing and commercializing therapeutic and diagnostic products for cancer based on its telomerase technology, and cell-based therapeutics using its human embryonic stem cell technology.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technology and compounds constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, reliance on collaborators, need for future capital and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2004.


                           GERON CORPORATION
                          -- BACKGROUNDER --

           THE POTENTIAL FOR TELOMERASE ACTIVATION THERAPIES


    The strategic alliance between Geron and the Biotechnology
Research Corporation expands development efforts for telomerase activator drugs for applications in AIDS, wound healing and other chronic degenerative diseases.

    TELOMERES AND TELOMERASE IN CELL AGING AND CANCER

    Telomeres are essential genetic elements (DNA) that "cap" the ends of our chromosomes. They are maintained in immortal cells, such as normal germ cells (egg- and sperm-producing cells) and cancer cells, by expression of the enzyme telomerase, which synthesizes telomeric DNA (repeats of TTAGGG). Telomerase consists of two core subunits, both cloned by Geron scientists and collaborators: hTR, the human telomerase RNA component, and hTERT, the human telomerase reverse transcriptase. In normal body cells, telomerase is "turned off," or is present only transiently or at very low levels, and telomeres gradually erode with time and cell division. Eventual loss of telomere function on one or a few chromosomes triggers a complex response associated with damaged DNA, leading to loss of normal cell function, division capacity, and/or cell death. This process of "replicative senescence" is now believed to play an important role in age-related diseases (e.g. cardiovascular diseases, stroke, macular degeneration, osteoporosis, and joint disease), and in conditions such as viral infections or chronic stress (e.g. AIDS, liver diseases, and skin ulcers).
    Telomerase is constitutively active in the vast majority of biopsies from all cancer types studied to date. However, telomerase does not cause cancer. This has been shown by experiments in which over-expression of telomerase causes no malignant changes in normal cells (see below), and by the fact that in developing germ cells (cells that produce oocytes and sperm), telomerase is highly activated yet the cells remain normal. Cancer is characterized by abnormal cell growth caused by mutations in oncogenes that regulate cell growth and division. During early growth and expansion of mutated cells, telomerase is typically inactive and telomeres continue to shorten until telomerase is activated through one or more additional mutations, conferring immortality to the cancer cell. Thus, even though telomerase activation is important for cancer cell survival, telomerase activation in normal human cells is expected to improve their function without causing cancerous changes.

    TELOMERES AND TELOMERASE IN DEGENERATIVE DISEASES

    Evidence that suggests telomerase activation has potential in treating degenerative disease comes from at least three lines of research. First, a variety of human cell types grown in culture exhibit little or no telomerase activity, gradual telomere loss, and a finite lifespan culminating in replicative senescence associated with loss of normal differentiated function. These cellular changes in the laboratory dish mimic events seen with age and disease in vivo. Introduction of the telomerase gene, hTERT, by gene transfer, into human cells typically increases telomere length, extends cellular lifespan, and restores (or prevents loss of) normal differentiated function. Moreover, "telomerized" cells have normal growth control and show no signs of malignant changes. In many cases, introduction of active telomerase also increases the capacity of cells to withstand stress due to high or low levels of oxygen, toxic molecules, or abnormal growth conditions. This fact is important, as it suggests that even non-dividing cells will benefit from telomerase activation. Examples of human cells responding positively to telomerase gene transduction in culture are listed below, and include 18 different tissue systems and over 20 cell types.


   Cells that Respond to Telomerase Gene Transduction with Improved
      Replicative Capacity, Function, and/or Resistance to Stress

    --  Bone: Osteoblasts

    --  Brain and the nervous system: Neurons and neural progenitors

    --  Breast: Mammary epithelial cells

    --  Connective tissue: Chondrocytes

    --  Endocrine system: Adrenocortical cells

    --  Gum tissue: Gingival fibroblasts

    --  Heart: Cardiomyocytes

    --  Immune system (normal): Cytotoxic T cells

    --  Immune system (impaired, e.g. HIV/AIDS): Cytotoxic T cells

    --  Liver: Hepatocytes, cholangiocytes

    --  Muscle: Skeletal myocytes

    --  Ovary: Surface epithelial cells

    --  Pancreas: Ductal stem or precursor cells

    --  Eye: Retinal pigmented epithelial (RPE) cells

    --  Uterus: Endometrial stromal cells

    -- Skin: Keratinocytes, fibroblasts, microvascular endothelial cells, melanocytes

    --  Vasculature: Endothelial cells, smooth muscle cells

    --  Other: Mesenchymal and hematopoietic stem cells

    The second line of research linking telomere loss to cellular aging and disease comes from in vivo studies in which hTERT-expressing or control cells are injected into rodent models to assess functional capacity. In the five model systems of tissue repair or regeneration listed below, including a model of cancer immunotherapy, normal cells which have been transduced with active telomerase form functional tissue more readily than their normal (untransfected) counterparts.


 In Vivo Models in Which Telomerase Activated (hTERT Transduced) Cells
               Have Improved Function Over Control Cells

    -- Wound healing (human skin reconstitution in mice): Human fibroblasts and keratinocytes

    -- Neovascularization (ischemic hind limb salvage in mice): Human endothelial or endothelial progenitor cells

    -- Bone formation (human cells or bone fragments injected into mice): Human osteoblasts or mesenchymal stem cells

    --  Dentin formation (rat cells into rat): Odontoblasts

    -- Cancer immunotherapy (human melanoma in mice): Human cytotoxic T cells specific for the implanted tumor cells

    The third line of research supporting telomerase activation for the treatment of disease involves injection of a telomerase gene into diseased or wounded tissue in an animal. In two studies reported to date, activation of telomerase in vivo by telomerase gene therapy resulted in improved regenerative capacity and tissue repair. In the first study, telomerase "knock-out" mice were created by deleting both chromosomal copies of the murine telomerase RNA gene (mTR). When these telomerase-negative mice were bred until their telomeres became critically short, multiple degenerative changes were seen in proliferative tissues (e.g. skin, gut, bone marrow, and liver). Restoration of telomerase activity in the liver of these mice by mTR gene therapy prevented lethal loss of liver function upon exposure to toxic molecules. In a second study modeling human chronic ulcers, the ears of old rabbits were made ischemic (deprived of oxygen) by ligating ear arteries. Ears were then wounded, and the wounds treated with the telomerase gene or control agents. The telomerase-treated wounds regenerated in a more robust manner than the control-treated wounds.

    HUMAN EPIDEMIOLOGY AND GENETICS LINK SHORT TELOMERES TO DISEASE

    In addition to experimental models illustrating the potential of telomerase activation for improved cell or tissue function and repair, multiple studies on human populations show an association between shortened telomeres and disease. In epidemiological studies of broad populations, individuals with short telomeres have been shown to be statistically at higher risk for infections, stroke, and heart disease compared to individuals with longer telomeres. A recent study has also shown that telomeres tend to be shorter in women exposed to long-term stress, a condition associated with increased susceptibility to multiple diseases. Finally, human genetic disorders such as Dyskeratosis Congenita that cause decreased telomerase activity in all cells throughout life show shortened telomeres at birth and rapid progression to diseases in highly proliferative tissues such as bone marrow and skin.

    POTENTIAL FOR SMALL MOLECULE ACTIVATION OF TELOMERASE IN DISEASE
THERAPY

    Delivering the telomerase gene to cells or tissues by gene therapy remains a viable approach for telomerase activation, but is not as attractive as a small molecule drug which is simpler to manufacture and control, and does not carry the same level of risk for genetic modification to cells. Based on the research reviewed above, a small molecule telomerase activator could find utility in the treatment of essentially all age-related diseases that involve reduced cellular proliferative capacity or sensitivity to stress related to lack of telomerase activity or shortened telomeres. A partial list of diseases that should respond to a telomerase activator drug follows:


  Potential Therapeutic Uses of a Small Molecule Telomerase Activator

    --  AIDS: Improved cytotoxic T cell elimination of HIV-infected
        CD4 cells

    -- Cardiovascular and heart diseases: Reduced ischemic damage, improved neo-vascularization

    --  Chronic ulcers: Improved wound healing

    --  Joint diseases: Improved cartilage production

    --  Infections in the elderly: Improved overall immune response

    -- Liver disease: Improved hepatocyte growth and resistance to stress

    -- Macular degeneration: Improved RPE cell function; reduced angiogenesis

    --  Osteoporosis: Improved osteoblast function and bone generation

    -- Stroke and neurodegenerative diseases: Reduced ischemic damage and increased resistance to neurotoxins (e.g. amyloid)

    SMALL MOLECULE TELOMERASE ACTIVATORS

    Geron Corporation, in collaboration with the Biotechnology Research Institute, Hong Kong University of Science and Technology, conducted a screen for telomerase activators using human keratinocytes. The source of material for the screen was natural product extracts. In the course of the screen, several extracts were discovered that reproducibly up-regulated the low, basal level of telomerase in human keratinocytes. With analysis of the extract and further testing, one compound in the extract, named GRN139951, was identified as the key telomerase activator in the extract. It was capable of activating telomerase in keratinocytes and other human cell types (e.g. lymphocyte immune cells) at very low concentrations. GRN140665, a derivative of GRN139951 also present in the extract but at lower concentrations, was prepared and found to possess similar telomerase activating properties. These molecules are under development for the treatment of degenerative diseases by TA Therapeutics, Limited. Other small molecule activators discovered during the course of the research may also be developed for certain disease indications.

    ABOUT GERON CORPORATION

    Geron is a biopharmaceutical company focused on developing and commercializing therapeutic and diagnostic products for cancer based on its telomerase technology, and cell-based therapeutics using its human embryonic stem cell technology. For more information, please visit our website at www.geron.com.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this backgrounder regarding potential applications of Geron's technology and compounds constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, reliance on collaborators, need for future capital and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the annual report on Form 10-K for the year ended December 31, 2004.


    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765 (EVP)
                 or
             HKUST RandD Corporation Ltd.
             Tony Eastham, 011-852-2358-7911 (President and CEO)